                                                                   Exhibit 10.21

                                                  From the Office of:




                                 STANDARD FORM
                          PURCHASE AND SALE AGREEMENT

                    This Agreement dated as of March 31, 1998
1. PARTIES AND      Chadwick-Miller, Inc., a              corporation having
   MAILING          an address at
   ADDRESSES        hereinafter called the SELLER, agrees to SELL and New
                    England Audio Co., Inc., d/b/a Tweeter, etc., a
   (fill in)        Massachusetts cororation having an address at 40 Hudson
                    Road, Canton, Massachusetts 02021

                    hereinafter called the BUYER or PURCHASER, agrees to BUY, upon the terms hereinafter set forth, the following described premises:

2. DESCRIPTION      That certain parcel of land, known as and numbered 10 Pequot
   (fill in and     Way, Canton, Norfolk County, Massachusetts, consisting of
   include title    approximately 11.88 acres of land as more particularly
   reference)       described in Exhibit A attached hereto.

3. BUILDINGS,       Included in the sale as a part of said premises are the
   STRUCTURES,      buildings, structures, and improvements now thereon, and
   IMPROVEMENTS,    all building equipment and fixtures, together with the
   FIXTURES         existing warehouse rack system, but excluding any and all
   (fill in or      other trade fixtures, furnishings, equipment and other
   delete)          personal property of SELLER.

4. TITLE DEED       Said premises are to be conveyed by a good and sufficient
   (fill in)        quitclaim deed running to the BUYER, or to the nominee
* Include here by   designated by the BUYER by written notice to the SELLER
  specific refer-   at least fifteen (15) days before the deed is to be
  ence any restric- delivered as herein provided, and said deed shall convey tions, easements, a good and clear record and marketable title thereto, free rights and obli- from encumbrances, except
  gations in party      (a) Provisions of existing building and zoning laws;
  walls not             (b) Existing rights and obligations in party walls which
  included in (b),          are not the subject of written agreement;
  leases, municipal     (c) Such taxes for the then current year as are not due
  and other liens,          and payable on the date of the delivery of such
  other encumb-             deed;
  rances, and make      (d) Any liens for municipal betterments assessed after
  provision to              the date of this agreement;
  protect SELLER        (e) Easements, restrictions and reservations of record,
  against BUYER's           if any, so long as the same do not prohibit or
  breach of                 materially interfere with the current use of said
  SELLER's cove-            premises;
  nants in leases,     *(f) matters affecting title as of the expiration of the
  where necessary.          due diligence contingency period set forth in
                            clause 31(b) hereof other than mortgages and other monetary encumbrances.

6. REGISTERED       In addition to the foregoing, if the title to said premises
   TITLE            is registered, said deed shall be in form sufficient to
                    entitle the BUYER to a Certificate of Title of said premises, and the SELLER shall deliver with said deed all instruments, if any, necessary to enable the BUYER to obtain such Certificate of Title.

7. PURCHASE PRICE   The agreed purchase price for said premises is Four
   (fill in);       Million One Hundred Thousand ($4,100,000.00) dollars, of
   space is         which
   allowed to       $  200,000.00      have been paid as a deposit this day and
   write out the    $3,900,000.00      are to be paid at the time of delivery
   amounts if                          of the deed in cash, or by certified,
   desired                             cashier's, treasurer's or bank check(s).
                    $
                    -----------------------
                    $4,100,000.00     TOTAL


COPYRIGHT (C) 1979, 1984, 1986, 1987, 1988, 1991
GREATER BOSTON REAL ESTATE BOARD

[EQUAL HOUSING OPPORTUNITY LOGO]
All rights reserved. This form may not be copied or reproduced in whole or in part in any manner whatsoever without the prior express written consent of the Greater Boston Real Estate Board.

8.  TIME FOR              Such deed is to be delivered at 10:00 o'clock A.M. on
    PERFORMANCE;          the 15th day of June 1998, at the Norfolk County
    DELIVERY OF           Registry of Deeds, unless otherwise agreed upon in
    DEED (fill in)        writing. It is agreed that time is of the essence of
                          this agreement.

9.  POSSESSION AND         Full possession of said premises free of all tenants
    CONDITION OF           and occupants, except as herein provided, is to be
    PREMISE                delivered at the time of the delivery of the deed,
    (attach a list of      said premises to be then (a) in the same condition as
    exceptions, if any)    they now are, reasonable use and wear thereof
                           excepted, and (b) not in violation of said building and zoning laws,* and (c) in compliance with provisions of any instrument referred to in clause 4 hereof.* The BUYER shall be entitled personally to inspect said premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.

10. EXTENSION TO           If the SELLER shall be unable to give title or to
    PERFECT TITLE          make conveyance, or to deliver possession of the
    OR MAKE                premises, all as herein stipulated, or if at the time
    PREMISES               of the delivery of the deed the premises do not
    CONFORM                conform with the provisions hereof, the SELLER shall
    (Change period of      use reasonable efforts to remove any defects in
    time if desired).      title, or to deliver possession as provided herein,
                           or to make the said premises conform to the provisions hereof, as the case may be, in which event the time for performance hereof shall be extended for a period of thirty (30) days. (See Rider)

11. FAILURE TO             If at the expiration of the extended time the SELLER
    PERFECT TITLE          shall have failed so to remove any defects in title,
    OF MAKE                deliver possession, or make the premises conform, as
    PREMISES               the case may be, all as herein agreed, or if at any
    CONFORM, etc.          time during the period of this agreement or any
                           extension thereof, the holder of a mortgage on said premises shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto.

12. BUYER's                The BUYER shall have the election, at either the
    ELECTION TO            original or any extended time for performance, to
    ACCEPT TITLE           accept such title as the SELLER can deliver to the
                           said premises in their then condition and to pay therefore the purchase price without deduction, in which case the SELLER shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said premises shall have been damaged by fire or casualty insured against, then the SELLER shall, unless the SELLER has previously restored the premises to their former condition, either
                             (a) pay over or assign to the BUYER, on delivery of
                                 the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by the SELLER for any partial restoration, or
                             (b) if a holder of a mortgage on said premises
                                 shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to the BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by the SELLER for any partial restoration.

13. ACCEPTANCE             The acceptance of a deed by the BUYER or his nominee
    OF DEED                as the case may be, shall be deemed to be a full
                           performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed. (See Rider)

14. USE OF                 To enable the SELLER to make conveyance as herein
    MONEY TO               provided, the SELLER may, at the time of delivery of
    CLEAR TITLE            the deed, use the purchase money or any portion
                           thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said deed, except that institutional mortgages may be discharged subsequent to the delivery of the deed in accordance with current custom and practice.

15. INSURANCE              Until the delivery of the deed, the SELLER shall
   *Insert amount          maintain insurance on said premises as follows:
    (list additional         Type of Insurance              Amount of Coverage
    types of insurance
    and amounts as         (a) Fire and Extended Coverage   *$ as at present
    agreed)                (b)

16. ADJUSTMENTS            Water and sewer use charges, and taxes for the then
    (list operating ex-    current fiscal year, shall be apportioned and fuel
    penses, if any, or     value shall be adjusted, as of the day of performance
    attach schedule)       of this agreement and the net amount thereof shall be
                           added to or deducted from, as the case may be, the purchase price payable by the BUYER at the time of delivery of the deed.

------------
* except for such violations or non-compliances, as the case may be, as exist as of the expiration of the due diligence contingency period set forth in clause 31(b) hereof.

17.  ADJUSTMENT          If the amount of said taxes is not known at the time
     OF UNASSESSED       of the delivery of the deed, they shall be apportioned
     AND                 on the basis of the taxes assessed for the preceding
     ABATED TAXES        fiscal year, with a reapportionment as soon as the new
                         tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

18.  BROKER's FEE        A Broker's fee for professional services of
     (fill in fee with   is due from the SELLER to Hunneman Commercial Company
     dollar amount or    and another is due from the BUYER to Lynch, Murphy,
     percentage; also    Walsh & Partners, the brokers herein, pursuant to
     name of Brokerage   separate agreements with their respective principals,
     firm(s))            but such fees are payable as aforesaid only if, as and
                         when the transaction closes and full purchase price is paid, and not otherwise. (See Rider)

19.  BROKER(S)           The Broker(s) named herein
     WARRANTY            warrant(s) that the Broker(s) is(are) duly licensed as
     (fill in name)      such by the Commonwealth of Massachusetts.

20.  DEPOSIT             All deposits made hereunder shall be held in escrow by
     (fill in name)      Ropes & Gray as escrow agent subject to the terms of
                         this agreement and shall be duly accounted for at the time for performance of this agreement. (See Rider)

21.  BUYER's             If the BUYER shall fail to fulfill the BUYER's
     DEFAULT;            agreements herein, all deposits made hereunder by the
     DAMAGES             BUYER shall be retained by the SELLER as liquidated
                         damages, which shall be SELLER's sole remedy, both at law and in equity.

23.  BROKER AS           The Broker(s) named herein join(s) in this agreement
     PARTY               and become(s) a party hereto, insofar as any provisions
                         of this agreement expressly apply to the Broker(s), and to any amendments or modifications of such provisions to which the Broker(s) agree(s) in writing.

25.  WARRANTIES AND      The BUYER acknowledges that the BUYER has not been
     REPRESENTATIONS     influenced to enter into this transaction nor has he
     (fill in); if       relied upon any warranties or representations not set
     none, state         forth or incorporated in this agreement or previously
     "none"; if any      made in writing, except for the following additional
     listed, indicate    warranties and representations, if any, made by either
     by whom each        the SELLER or the Broker(s):
     warranty or
     representation                            (See Rider)
     was made

27. CONSTRUCTION    This instrument, executed in multiple counterparts, is to be
    OF AGREEMENT    construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and enures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be cancelled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. If two or more persons are named herein as BUYER their obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

30. ADDITIONAL      The initialed riders, if any, attached hereto, are
    PROVISIONS      incorporated herein by reference.


FOR RESIDENTIAL PROPERTY CONSTRUCTED PRIOR TO 1978, BUYER MUST ALSO HAVE SIGNED
           LEAD PAINT "PROPERTY TRANSFER NOTIFICATION CERTIFICATION"

NOTICE: This is a legal document that creates binding obligations. If not understood, consult an attorney.


Chadwick-Miller, Inc.                   New England Audio Co., Inc.

By: /s/ Robert A. [Illegible]            By: /s/ Samuel Bloomberg
    ---------------------------------       -----------------------------
SELLER its:      President                             Chairman


-------------------------------------   ---------------------------------
    Hunneman Commercial Company          Lynch, Murphy, Walsh & Partners


By: /s/ Will [Illegible]                  By: /s/ Steve E. Clancy
    ---------------------------------        ----------------------------
    BROKER                                   BROKER

                    Ropes & Gray

                    By: /s/ Stephen P. Lindsay
                        -----------------------------------------
                        ESCROW AGENT  Stephen P. Lindsay, Partner

--------------------------------------------------------------------------------

                       EXTENSION OF TIME FOR PERFORMANCE
                                                                Date------------

    The time for the performance of the foregoing agreement is extended until
                  o'clock       M. on the               day of           19    ,
time still being of the essence of this agreement as extended. In all other respects, this agreement is hereby ratified and confirmed.

    This extension, executed in multiple counterparts, is intended to take effect as a sealed instrument.

------------------------------------       -------------------------------------
SELLER (or spouse)                         SELLER

------------------------------------       -------------------------------------
BUYER                                      BUYER

    ------------------------------------------------------------------------
                                   Broker(s)

                                  EXHIBIT A
                                  ---------


                          Description of Real Estate


        Two parcels of land known as Lot 11A and Parcel B on a plan of land entitled "Plan of Land in Canton, Mass." dated May 30, 1974, prepared by Norwood Engineering Co. and recorded with the Norfolk County Registry of Deeds as Plan No. 140 of 1375 in Plan book 245, being more particularly bounded and described as follows:

SOUTHEASTERLY           by land shown on said plan as owned by J.P. Fitzgerald
                        Const. Co., now of grantor, three hundred forth-nine and 29/100 (349.29) feet;

SOUTHWESTERLY           by the arc in Pequot Way, having a radius of one
                        hundred fifteen and 00/100 (115.00) feet, and a distance of three hundred forth-five and 17/100
                        (345.17) feet;

SOUTHERLY               by the northerly boundary of Parcel A as shown on said
                        plan, one hundred forty-nine and 05/100 (149.05) feet;

SOUTHWESTERLY           by the southerly boundary of Parcel 5 as shown on said
                        plan, one hundred forth-two and 96/100 (142.96) feet;

WESTERLY by land now or formerly of Bankers Trust Co. in two courses, twenty-three and 75/100 (23.75) feet and three hundred sixty-four and 00/100 (364.00) feet respectively;

SOUTHERLY               by land now or formerly of Bankers Trust Co. two
                        hundred eighty-eight and 62/100 (288.62) feet being the southerly point of a thirty foot wide common right of way as shown on said plan;

WESTERLY                by Turnpike Street, thirty and 00/100 (30.00) feet;

NORTHERLY               by land now or formerly of Alpha of Canton, Inc. and
                        land now or formerly of D.W. Dunn Storage Co., in twelve courses, one hundred sixty-one and 54/100
                        (161.54) feet, sixty-six and 48/100 (68.48) feet,
                        eighty-six and 06/100 (86.06) feet, eighty-seven and 20/100 (87.20) feet, two hundred two and 21/100
                        (202.21) feet, forty-four and 01/100 (44.01)
                        feet, sixty-seven and 04/100 (67.04) feet, sixty-six and 36/100 (66.36) feet, one hundred seven and 50/100
                        (107.50) feet, one hundred and 00/100 (100.00) feet,
                        and again one hundred and 00/100 (100.00) feet and thirty-four and 29/100 (34.29) feet;

EASTERLY by land now or formerly of Boston Sand and Gravel Co., thirty-four and 00/100 (34.00) feet;

NORTHEASTERLY           by land now or formerly of Boston Sand and Gravel Co.,
                        in nine courses, one hundred nine and 80/100 (109.80) feet, twelve and 90/100 (12.90) feet, eighty-seven and 01/100 (87.01) feet, thirty-two and 82/100 (32.82) feet, forty-seven and 80/100 (47.80) feet, sixty-three and 52/100 (63.52) feet; eleven and 10/100 (11.10) feet, three and 20/100 (3.20) feet and nineteen and 44/100
                        (19.44) feet; and

EASTERLY by land now or formerly of Boston Sand and Gravel Co., two hundred thirteen and 80/100 (213.80) feet.

        Parcel 4 as shown on a plan of land entitled "Pequot Park Definitive Plan of Land in Canton Mass. Owned by J.R. Fitzgerald Construction Co." prepared by R. S. Healy Associates, Inc. and recorded with the Norfolk County Registry of Deeds as Plan No. 791 of 1969 in Plan Book 226, being more particularly bounded and described as follows:

NORTHWESTERLY           by the arc in Pequot Way, having a radius of one hundred
                        fifteen and 00/100 (115.00) feet, and a distance of eighty-seven and 02/100 (87.02) feet;

NORTHEASTERLY           by lot 5 as shown on said plan, three hundred
                        forty-nine and 29/100 (349.29) feet; and

EASTERLY by land now or formerly of Boston Sand and Gravel Co., two hundred fifty and 00/100 (250.00) feet;

SOUTHEASTERLY           by said land of Boston Sand and Gravel Co., in two
                        courses, sixty-six and 23/100 (66.23) feet; and 421.00.

SOUTHWESTERLY           by lot 3 as shown on said plan, four hundred nine and
                        31/100 (409.31) feet.

        Said premises are conveyed together with the right to use, for all purposes, including utilities in common with others entitled thereto, the way shows on both of said Plans as "Pequot Way" and subject to the rights of adjoining lot owners to use the thirty foot wide right of way shown along the northerly boundary of the premises on both of said plans.

                                     RIDER
                                       TO
                          PURCHASE AND SALE AGREEMENT
                           DATED AS OF MARCH 31, 1998
                                    BETWEEN
                             CHADWICK-MILLER, INC.
                                      AND
                          NEW ENGLAND AUDIO CO., INC.



PARAGRAPH 10 (continued)

"Reasonable efforts" for purposes of this Paragraph 10 shall not in any event require expenditures by Seller of more than $10,000 in the aggregate, including legal fees and other costs and expenses, and then only if such expenditures are reasonably likely to enable the Seller to remove any defects in title, deliver possession and otherwise make the premises conform as herein provided, except that there shall be no such dollar limit applicable to Seller's obligations to discharge any mortgages and other voluntary monetary encumbrances, and except further that in no event shall Seller have any obligation to incur any expenditure or take any legal action against Lauriat's or otherwise to deliver possession of the premises free and clear of Lauriat's.


PARAGRAPH 13 (continued)

Upon acceptance of the deed Buyer shall conclusively be deemed to have released Seller from any and all liability by reason of any supposed defect in title or in the condition of the property. This release shall survive delivery of the deed hereunder.


PARAGRAPH 18 (continued)

Buyer represents and warrants to Seller that Buyer has not had any dealings with any other licensed real estate broker in connection with the premises or the transaction contemplated by this Agreement, and agrees to indemnify and hold harmless Seller from and against any and all loss, cost or damage, including commissions and legal fees, Seller may suffer should the foregoing representation and warranty be false. The provisions of this Paragraph 18 shall survive delivery of the deed hereunder.


PARAGRAPH 20 (continued)

The rights and obligations of the Escrow Agent shall be as follows:

     All amounts received by the Escrow Agent under this Agreement shall be deposited by the Escrow Agent into an account with a banking institution chosen by the Escrow Agent bearing interest at so-called money market rates declared by such institution from time to time, such interest to be accumulated and paid, together with such deposits, to the party entitled to receive such deposits under and pursuant to the terms and provisions of this Agreement.

     The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Further, the Escrow Agent shall be under no obligation to refer to any other documents between or among Buyer and Seller related in any way to this Agreement;

     The Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by the Escrow Agent in good faith, or for any mistake of fact or law, or for anything which the Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of the actual and intentional misconduct of the Escrow Agent or any act of the Escrow Agent in willful disregard of this Agreement, or involving gross negligence on the part of the Escrow Agent;

     The Escrow Agent shall be entitled to rely, and shall not be subject to any liability in acting in reliance, upon any writing furnished to the Escrow Agent by either Buyer or Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to the Escrow Agent in connection with this Agreement. The Escrow Agent may rely upon any affidavit of either Buyer or Seller or any other person as to the existence of any facts stated therein to be known by the affiant. Notwithstanding the foregoing, the Escrow Agent shall not be entitled to rely upon any writing furnished by either Buyer or Seller asserting that it is entitled to be paid the funds held in escrow unless either (a) the Escrow Agent shall have received the agreement or consent of the other party in writing or (b) the Escrow Agent shall have given notice to the other party in accordance with the notice provisions of this Agreement and five (5) business days shall have expired without the Escrow Agent receiving notice from the other party that it disputes such claim of entitlement.

     In the event of any disagreement between Buyer and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, the Escrow Agent shall be entitled, at the Escrow Agent's option, to refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which the Escrow Agent or any other party may initiate, it being understood and agreed by Buyer and Seller that the Escrow Agent has authority (but no obligation) to initiate such proceedings; or (ii) by an arbitrator in the event that Buyer and Seller determine to submit the dispute to arbitration pursuant to the applicable rules of the American Arbitration Association and, in so doing the Escrow Agent shall not be or become liable to any party; and

            Buyer and Seller each agree to indemnify the Escrow Agent against any and all losses, liabilities, costs (including reasonable legal fees) and other expenses in any way incurred by the Escrow Agent in connection with or as a result of any disagreement between Buyer and Seller under this Agreement or otherwise incurred by the Escrow Agent in any way on account of their role as escrow agent, except that neither Buyer nor Seller shall have any obligation to pay the Escrow Agent any fee for escrow services hereunder.

PARAGRAPH 25 (continued)

Seller has not made and does not make any representation or warranty whatsoever as to the title, physical condition, environmental conditions, useability, layout, square footage, income, expenses, zoning, operations or any other matter whatsoever affecting or relating to the premises or this Agreement. Buyer acknowledges and agrees that, upon the expiration of the due diligence contingency period set forth in clause 31(b) hereof, Buyer will have fully inspected the premises and undertaken such title and survey work and other examinations of law and other due diligence as Buyer thinks appropriate, such that if it does not terminate this Agreement in timely fashion as set forth in clause 31(b) hereof, Buyer shall be conclusively deemed to have agreed to purchase the premises "as is", where is, with all faults and defects as of the expiration of said due diligence contingency period and without representation or warranty as to any matter whatsoever, including fitness or suitability of the premises for any particular use or purpose. The provisions of this Paragraph 25 shall survive delivery of the deed hereunder. Without limiting the foregoing, Buyer agrees that Seller has made no representation or warranty as to the presence or absence of any oil or hazardous or toxic wastes, materials or substances in, under or otherwise affecting the premises.

PARAGRAPH 31 (additional provisions)

        (a) No Assignment: No Recording Buyer agrees that Buyer shall not assign or otherwise transfer any of Buyer's rights or interests under this Agreement or record this Agreement without the prior written consent of Seller, which may be withheld at Seller's sole discretion. Any assignment or transfer or other such agreement with such effect without such consent shall be void. And any attempted assignment, or transfer or recording of this Agreement or any notice or memorandum hereof without such consent shall, at Seller's option, constitute a default of on the part of Buyer hereunder in which event Seller shall be entitled to terminate this Agreement and retain all amounts paid to Seller or Escrow Agent by Buyer hereunder as liquidated damages pursuant to clause 21 hereof.

       (b) Due Diligence and Inspection. Buyer and its prospective lenders and agents shall have a period of forty-five (45) days (the "due diligence contingency period"), commencing on the date hereof, to conduct, at Buyer's sole cost and expense, due diligence with respect to the premises consisting of any or all of the following: an examination of title, an instrument survey, an engineering evaluation of the building and building systems, an analysis of compliance with zoning and other applicable laws and regulations and hazardous waste and hazardous materials testing.

            Seller agrees to provide access to Buyer and its agents at reasonable times and subject to reasonable prior notice to permit such evaluations and testing as aforesaid, except that Buyer shall not undertake any test borings in or other physical alteration of or affecting the building or other improvements constituting part of the premises without Seller's prior written consent, which shall not be unreasonably withheld. Buyer agrees in such notices to identify the parties by whom any such evaluations and/or testing are to be conducted and to defend, indemnify and hold Seller harmless from and against any and all losses, claims, liabilities and damages, including legal fees, and to repair and restore any damage, arising out of or resulting from any such inspections. If Buyer is not satisfied with the results of any of such title examinations or other evaluations or testing, Buyer may, by notice to Seller at or prior to the expectation of said due diligence contingency period, which notice must be given together with copies of any and all reports, plans, summaries and other work product prepared by third parties as are in Buyer's possession or control relating to such evaluations and testing, terminate this Agreement, in which event any payments made hereunder shall be forthwith refunded and all other obligations of the parties hereunder shall cease and this Agreement shall be void without recourse to the parties hereto. Time shall be of the essence of Buyer's rights to terminate as aforesaid, it being understood and agreed that if such notice of termination is not timely and properly given, together with such copies of reports and other work product, Buyer shall be deemed to have acknowledged that it is satisfied in all respects with the results of such due diligence, title examinations, evaluations and testing as aforesaid, and that Buyer shall have no right to terminate this Agreement based upon the state of title other than mortgages and other monetary encumbrances (including any so-called survey matters), the condition of the premises or their compliance with law or any other condition existing as of the expiration of said due diligence contingency period.


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

     (c) Notices. All notices permitted or required hereunder shall be in writing addressed to the other party at the address set forth on the first page of this Agreement with a copy in the case of Buyer to Martin A. Glazer, Esq., Goulston & Storrs, PC, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333 and in the case of Seller or the Escrow Agent to Stephen P. Lindsay, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, and shall be deemed to have been given when delivered by recognized commercial courier service having procedures for guaranteed next day delivery and signed receipts by addressees. Any notice hereunder shall be deemed given when accepted for delivery by the courier service, except that where under this Agreement any time period is specified to commence from notice, such time period shall not be deemed to commence until, according to the applicable records of the courier service, delivery of such notice was first attempted, whether or not accepted.

     (d) Other Seller Documents. At closing, Seller shall execute and deliver to Buyer (i) a non-foreign-person affidavit under FIRPTA,(ii) affidavits in the usual form in use by Buyer's title insurance company as to parties in possession, mechanics' liens, survey matters and the like,(iii) a settlement statement, a corporate excise tax lien waiver if, required, and such other corporate and governmental certificates and other documents as Buyer's title insurance company may reasonably require.






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